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                                                                 Exhibit 10.40.2


                                March 22, 2000

Imperial Bank
5330 Carillon Point
Kirkland, Washington 98033

          Re:  Assumption of Warrant
               ---------------------

To Whom It May Concern:

          This letter will serve to inform you that as of March 7, 2000 (the "Closing Date"), Stamps.com Inc., a Delaware corporation ("Stamps"), assumed the obligations of iShip.com, Inc. ("iShip") under that certain Warrant Agreement, dated August 20, 1999, between Imperial Bank and iShip and all other related agreements evidencing the option to purchase 10,000 shares of the common stock of iShip for $2.50 per share (the "Warrant"), subject to the modifications and amendments to the Warrant set forth herein. The Warrant shall continue and remain subject to the same terms and conditions after the Closing Date as were applicable to such Warrant immediately prior to the Closing Date; provided, however, that the entire Warrant shall be exercisable for 2,255 shares of Stamps common stock ("Stamps Common Stock"), at a price of $11.0885 per share of Stamps Common Stock. From and after the date hereof, the Warrant shall be exercisable only for shares of Stamps Common Stock upon the terms and conditions set forth herein.

                                                STAMPS.COM INC.


                                                 /s/ Michael A. Zuercher
                                                ---------------------------
                                                Name: Michael A. Zuercher
                                                Title: Senior Director,
                                                Legal Affairs and Secretary